                        GENERAL DISTRIBUTOR'S AGREEMENT

                                    BETWEEN

                     OPPENHEIMER EQUITY INCOME FUND, INC.

                                      AND

                      OPPENHEIMERFUNDS DISTRIBUTOR, INC.

Date: August 1, 2007

OPPENHEIMERFUNDS DISTRIBUTOR, INC.
225 Liberty Street
New York, NY  10281

Dear Sirs:

      Oppenheimer  Equity  Income  Fund,  Inc.,  a Maryland  corporation  (the
"Fund"),  is registered as an investment  company under the Investment Company
Act of 1940 (the "1940 Act"), and an indefinite  number of one or more classes of its shares of beneficial  interest  ("Shares") have been  registered  under the  Securities  Act of 1933 (the "1933  Act") to be  offered  for sale to the public  in a  continuous  public  offering  in  accordance  with the terms and
conditions   set  forth  in  the   Prospectus   and  Statement  of  Additional
Information  ("SAI") included in the Fund's  Registration  Statement as it may be amended from time to time (the "current Prospectus and/or SAI").

      In this  connection,  the Fund  desires  that your  firm  (the  "General
Distributor") act in a principal capacity as General  Distributor for the sale and  distribution  of Shares which have been registered as described above and of any additional  Shares which may become  registered during the term of this
Agreement.  You have  advised  the Fund  that you are  willing  to act as such
General  Distributor,  and  it is  accordingly  agreed  by and  between  us as follows:

      1.    Appointment of the  Distributor.  The Fund hereby  appoints you as the sole General  Distributor,  pursuant to the  aforesaid  continuous  public offering of its Shares,  and the Fund  further  agrees from and after the date of this Agreement,  that it will not,  without your consent,  sell or agree to sell any Shares  otherwise  than through  you,  except (a) the Fund may itself sell shares  without sales charge as an  investment to the officers,  trustees or  directors  and bona fide  present and former  full-time  employees  of the
Fund,  the Fund's  Investment  Adviser and  affiliates  thereof,  and to other investors who are  identified in the current  Prospectus  and/or SAI as having the privilege to buy Shares at net asset value;  (b) the Fund may issue shares in connection  with a merger,  consolidation  or acquisition of assets on such basis as may be authorized  or permitted  under the 1940 Act; (c) the Fund may issue shares for the reinvestment of dividends and other  distributions of the
Fund or of any other Fund if permitted by the current  Prospectus  and/or SAI;
and  (d)  the  Fund  may  issue  shares  as  underlying  securities  of a unit investment  trust if such unit  investment  trust has elected to use Shares as an  underlying  investment;  provided  that  in no  event  as to  any  of  the foregoing  exceptions  shall  Shares  be  issued  and  sold at less  than  the then-existing net asset value.

      2.    Sale of Shares.  You hereby accept such  appointment  and agree to use your best efforts to sell Shares,  provided,  however, that when requested by the Fund at any time because of market or other economic  considerations or abnormal  circumstances  of any kind,  or when agreed to by mutual  consent of the Fund and the General  Distributor,  you will  suspend  such  efforts.  The
Fund may also  withdraw  the  offering of Shares at any time when  required by the provisions of any statute,  order,  rule or regulation of any governmental body having  jurisdiction.  It is understood that you do not undertake to sell all or any specific number of Shares.

      3.    Sales  Charge.  Shares  shall  be sold by you at net  asset  value plus a front-end  sales  charge not in excess of 8.5% of the  offering  price,
but  which  front-end  sales  charge  shall  be  proportionately   reduced  or
eliminated  for larger  sales and under other  circumstances,  in each case on the  basis  set  forth  in the  Fund's  current  Prospectus  and/or  SAI.  The redemption  proceeds  of shares  offered  and sold at net asset  value with or without a  front-end  sales  charge may be subject  to a  contingent  deferred sales  charge  ("CDSC")  under  the  circumstances  described  in the  current
Prospectus  and/or SAI. You may reallow such  portion of the  front-end  sales charge to dealers or cause  payment  (which  may  exceed the  front-end  sales charge,  if any) of  commissions  to brokers  through which sales are made, as you may  determine,  and you may pay such  amounts to dealers  and  brokers on sales of shares  from your own  resources  (such  dealers  and  brokers  shall collectively  include all domestic or foreign  institutions  eligible to offer and sell the  Shares),  and in the  event  the Fund has more than one class of
Shares  outstanding,  then you may impose a front-end  sales  charge  and/or a
CDSC on Shares of one class  that is  different  from the  charges  imposed on
Shares  of the  Fund's  other  class(es),  in each  case as set  forth  in the current  Prospectus  and/or SAI,  provided the front-end sales charge and CDSC to the ultimate  purchaser do not exceed the  respective  levels set forth for such category of purchaser in the Fund's current Prospectus and/or SAI.

      4.    Purchase of Shares.

            (a)   As General  Distributor,  you shall have the right to accept or  reject  orders  for  the  purchase  of  Shares  at  your discretion.  Any  consideration  which  you may  receive  in connection  with a rejected  purchase order will be returned promptly.

            (b)   You agree  promptly to issue or to cause the duly  appointed transfer  or  shareholder  servicing  agent  of the  Fund to issue as your agent  confirmations of all accepted  purchase orders and to transmit a copy of such  confirmations  to the
                  Fund.  The net  asset  value  of all  Shares  which  are the subject of such  confirmations,  computed in accordance with the  applicable  rules  under  the  1940  Act,  shall  be  a liability of the General  Distributor to the Fund to be paid promptly  after  receipt  of  payment  from the  originating dealer  or  broker  (or  investor,  in the  case  of  direct purchases)  and not later than  eleven  business  days after such  confirmation  even if you have not  actually  received payment from the  originating  dealer or broker or investor.
                  In no event shall the General  Distributor  make  payment to the Fund later than  permitted  by  applicable  rules of the
                  National Association of Securities Dealers, Inc.

            (c)   If the  originating  dealer  or  broker  shall  fail to make timely  settlement of its purchase order in accordance  with applicable  rules of the National  Association of Securities
                  Dealers,  Inc., or if a direct  purchaser shall fail to make good payment for shares in a timely  manner,  you shall have the  right  to  cancel  such  purchase  order  and,  at your account  and  risk,  to  hold  responsible  the  originating dealer  or  broker,  or  investor.  You  agree  promptly  to reimburse  the  Fund  for  losses  suffered  by it that  are attributable to any such cancellation,  or to errors on your part in relation to the effective date of accepted  purchase orders,  limited  to the  amount  that  such  losses  exceed contemporaneous  gains  realized  by the Fund for  either of such reasons with respect to other purchase orders.

            (d)   In the case of a  canceled  purchase  for the  account  of a directly  purchasing  shareholder,  the Fund  agrees that if such  investor  fails to make you whole for any loss you pay to the Fund on such canceled  purchase order,  the Fund will reimburse  you for such loss to the extent of the  aggregate redemption  proceeds  of any other  shares of the Fund owned by such investor,  on your demand that the Fund exercise its right to claim  such  redemption  proceeds.  The Fund  shall register  or cause to be  registered  all Shares sold to you pursuant to the provisions  hereof in such names and amounts as you may  request  from  time to time and the  Fund  shall issue or cause to be  issued  certificates  evidencing  such
                  Shares for delivery to you or pursuant to your  direction if and to the extent that the  shareholder  account in question contemplates the issuance of such  certificates.  All Shares when so  issued  and  paid  for,  shall  be  fully  paid and non-assessable  by the Fund  (which  shall not  prevent  the imposition  of any CDSC that may  apply) to the  extent  set forth in the current Prospectus and/or SAI.

      5.    Repurchase of Shares.

            (a)   In  connection  with  the  repurchase  of  Shares,  you  are appointed  and  shall  act as  Agent  of the  Fund.  You are authorized,  for so long as you act as  General  Distributor
                  of  the  Fund,  to  repurchase,   from  authorized  dealers,
                  certificated   or   uncertificated   shares   of  the   Fund
                  ("Shares") on the basis of orders  received from each dealer
                  ("authorized   dealer")   with   which  you  have  a  dealer
                  agreement for the sale of Shares and  permitting  resales of
                  Shares to you, provided that such authorized  dealer, at the time of placing such resale  order,  shall  represent (i) if
                  such  Shares  are   represented  by   certificate(s),   that
                  certificate(s)  for the Shares to be  repurchased  have been delivered to it by the  registered  owner with a request for the  redemption  of such  Shares  executed in the manner and with the signature  guarantee required by the then-currently effective  prospectus  of the Fund,  or (ii) if such  Shares
                  are   uncertificated,   that  the  registered  owner(s)  has
                  delivered  to the  dealer a request  for the  redemption  of such Shares  executed  in the manner and with the  signature
                  guarantee   required   by   the   then-currently   effective
                  prospectus of the Fund.

            (b)   You shall (a) have the  right in your  discretion  to accept or reject orders for the repurchase of Shares;  (b) promptly transmit  confirmations of all accepted  repurchase  orders;
                  and (c)  transmit a copy of such  confirmation  to the Fund, or,  if so  directed,  to any  duly  appointed  transfer  or
                  shareholder   servicing   agent   of  the   Fund.   In  your
                  discretion,  you may accept  repurchase  requests  made by a financially  responsible  dealer  which  provides  you  with
                  indemnification    in   form    satisfactory   to   you   in
                  consideration  of your  acceptance of such dealer's  request in lieu of the  written  redemption  request of the owner of the account;  you agree that the Fund shall be a third party beneficiary of such indemnification.

            (c)   Upon receipt by the Fund or its duly  appointed  transfer or shareholder  servicing agent of any  certificate(s)  (if any has  been  issued)  for  repurchased  Shares  and a  written redemption  request  of  the  registered  owner(s)  of  such
                  Shares  executed  in the manner and  bearing  the  signature
                  guarantee   required   by   the   then-currently   effective
                  Prospectus  or SAI of the  Fund,  the Fund will pay or cause its duly appointed  transfer or shareholder  servicing agent promptly  to pay to the  originating  authorized  dealer the redemption  price  of the  repurchased  Shares  (other  than repurchased  Shares subject to the provisions of part (d) of
                  Section 5 of this  Agreement)  next  determined  after  your receipt of the dealer's repurchase order.

            (d)   Notwithstanding  the  provisions of part (c) of Section 5 of
                  this   Agreement,   repurchase   orders   received  from  an
                  authorized  dealer  after the  determination  of the  Fund's redemption  price on a  regular  business  day will  receive that day's  redemption price if the request to the dealer by its  customer  to  arrange  such  repurchase  prior  to  the determination  of  the  Fund's  redemption  price  that  day complies with the  requirements  governing  such requests as stated in the current Prospectus and/or SAI.

            (e)   You  will  make  every   reasonable   effort  and  take  all
                  reasonably   available   measures  to  assure  the  accurate
                  performance   of  all   services  to  be  performed  by  you
                  hereunder  within the  requirements of any statute,  rule or regulation  pertaining  to the  redemption  of  shares  of a regulated  investment company and any requirements set forth in the then-current  Prospectus  and/or SAI of the Fund. You shall  correct  any  error  or  omission  made by you in the performance  of your  duties  hereunder  of which  you shall
                  have   received   notice  in  writing   and  any   necessary
                  substantiating  data;  and you shall hold the Fund  harmless from the  effect of any  errors  or  omissions  which  might cause an  over- or  under-redemption  of the  Fund's  Shares and/or an excess or non-payment of dividends,  capital gains distributions, or other distributions.

            (f)   In the event an  authorized  dealer  initiating a repurchase order shall fail to make  delivery or otherwise  settle such
                  order  in   accordance   with  the  rules  of  the  National
                  Association of Securities Dealers,  Inc., you shall have the right to cancel such  repurchase  order and, at your account and risk, to hold  responsible  the originating  dealer.  In the event that any  cancellation of a Share repurchase order or any  error in the  timing  of the  acceptance  of a Share repurchase  order  shall  result  in a gain  or  loss to the
                  Fund,  you  agree  promptly  to  reimburse  the Fund for any amount by which any loss shall  exceed  then-existing  gains so arising.

      6.    1933 Act  Registration.  The Fund has  delivered  to you a copy of its  current  Prospectus  and SAI.  The Fund  agrees that it will use its best efforts to continue the effectiveness of the Registration  Statement under the
1933 Act. The Fund further  agrees to prepare and file any  amendments  to its
Registration  Statement as may be necessary and any supplemental data in order to comply with the 1933 Act.  The Fund will  furnish you at your  expense with a reasonable  number of copies of the  Prospectus  and SAI and any  amendments thereto for use in connection with the sale of Shares.

      7.    1940 Act Registration.  The Fund has already  registered under the
1940  Act as an  investment  company,  and it will  use its  best  efforts  to maintain such  registration  and to comply with the  requirements  of the 1940
Act.

      8.    State  Blue Sky  Qualification.  At your  request,  the Fund  will take such steps as may be necessary  and  feasible to qualify  Shares for sale in states,  territories or dependencies of the United States,  the District of
Columbia,  the  Commonwealth  of  Puerto  Rico and in  foreign  countries,  in
accordance   with  the  laws  thereof,   and  to  renew  or  extend  any  such
qualification;  provided,  however,  that the Fund  shall not be  required  to qualify shares or to maintain the  qualification of shares in any jurisdiction where it shall deem such qualification disadvantageous to the Fund.

      9.    Duties of Distributor.  You agree that:

            (a)   Neither you nor any of your  officers  will take any long or short position in the Shares,  but this provision  shall not prevent  you or your  officers  from  acquiring  Shares  for investment purposes only; and

            (b)   You  shall  furnish  to the Fund any  pertinent  information required  to be  inserted  with  respect  to you as  General
                  Distributor  within  the  purview of the  Securities  Act of
                  1933 in any  reports or  registration  required  to be filed with any governmental authority; and

            (c)   You will not make any representations  inconsistent with the information  contained in the current Prospectus and/or SAI;
                  and

            (d)   You  shall  maintain  such  records  as  may  be  reasonably required  for  the  Fund  or  its  transfer  or  shareholder servicing  agent  to  respond  to  shareholder  requests  or complaints,  and to  permit  the  Fund  to  maintain  proper
                  accounting   records,   and  you  shall  make  such  records
                  available to the Fund and its transfer  agent or shareholder servicing agent upon request; and

            (e)   In performing  under this  Agreement,  you shall comply with all  requirements  of the Fund's current  Prospectus  and/or
                  SAI and all  applicable  laws,  rules and  regulations  with respect to the purchase, sale and distribution of Shares.

      10.   Allocation  of Costs.  The Fund shall pay the cost of  composition and  printing  of  sufficient  copies  of its  Prospectus  and SAI as shall be required  for periodic  distribution  to its  shareholders  and the expense of registering  Shares for sale under federal  securities laws. You shall pay the expenses  normally  attributable  to the sale of  Shares,  other  than as paid under  the  Fund's  Distribution  Plan  under  Rule  12b-1  of the  1940  Act, including  the cost of  printing  and  mailing of the  Prospectus  (other than those  furnished to existing  shareholders)  and any sales  literature used by you in the public sale of the Shares and for  registering  such  shares  under state blue sky laws pursuant to paragraph 8.

      11.   Duration.  This  Agreement  shall  take  effect on the date  first written  above,  and shall  supersede any and all prior General  Distributor's
Agreements by and among the Fund and you. Unless earlier  terminated  pursuant to paragraph 12 hereof,  this Agreement shall remain in effect until two years from the date of execution  hereof,  and  hereinafter  will continue in effect from  year to  year  thereafter,  provided  that  such  continuance  shall  be specifically approved at least annually:  (a) by the Fund's Board of Directors or by vote of a majority of the voting  securities of the Fund; and (b) by the vote of a majority of the Directors,  who are not parties to this Agreement or
"interested  persons"  (as defined the 1940 Act) of any such  person,  cast in person at a meeting called for the purpose of voting on such approval.

      12.   Termination.  This  Agreement may be terminated (a) by the General
Distributor  at any time without  penalty by giving sixty days' written notice
(which notice may be waived by the Fund);  (b) by the Fund at any time without penalty  upon sixty days'  written  notice to the General  Distributor  (which notice may be waived by the General Distributor);  or (c) by mutual consent of the Fund and the General  Distributor,  provided that such  termination by the
Fund shall be directed or  approved by the Board of  Directors  of the Fund or by  the  vote  of the  holders  of a  "majority"  of  the  outstanding  voting securities  of the Fund.  In the event this  Agreement  is  terminated  by the
Fund,  the  General  Distributor  shall be  entitled to be paid the CDSC under paragraph  3 hereof on the  redemption  proceeds  of Shares  sold prior to the effective date of such termination.

      13.   Assignment.  This  Agreement may not be amended or changed  except in writing  and shall be binding  upon and shall  enure to the  benefit of the parties hereto and their respective successors;  however, this Agreement shall not be  assigned  by  either  party  and shall  automatically  terminate  upon assignment.

      14.   Disclaimer  of  Shareholder  Liability.  The  General  Distributor
understands  and agrees that the  obligations of the Fund under this Agreement are not binding upon any Trustee or  shareholder of the Fund  personally,  but
bind  only  the  Fund  and  the  Fund's  property;   the  General  Distributor
represents  that it has notice of the provisions of the  Declaration of Trust, as may be  amended  or  restated  from time to time,  of the Fund  disclaiming
Trustee and shareholder liability for acts or obligations of the Fund.

      15.   Section  Headings.  The heading of each section is for descriptive purposes  only,  and such headings are not to be construed or  interpreted  as part of this Agreement.

      If the foregoing is in accordance with your  understanding,  so indicate by signing in the space provided below.

                  Oppenheimer Equity Income Fund, Inc.

                  By:     /s/ Robert G. Zack
                              Robert G. Zack,
                              Vice President and Secretary

Accepted:
OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:   /s/ Robert Grill
          Robert Grill,
          Senior Vice President